UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

WRIGHT MEDICAL GROUP N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip code)

(+31) 20 521 4777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934. (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Exchange and Subscription Agreements

On June 20, 2018, Wright Medical Group N.V. (the “Company”) entered into privately-negotiated agreements (the “Agreements”) among the Company, Wright Medical Group, Inc., an indirect, wholly-owned subsidiary of the Company (“WMG”), and a limited number of investors who are both accredited investors (within the meaning of Rule 501 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) and qualified institutional buyers (as defined in Rule 144A under the Securities Act) to issue and sell $675 million aggregate principal amount of WMG’s 1.625% cash convertible senior notes due 2023 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Company on a senior unsecured basis. The Notes are referred to as “exchangeable” in the offering documents because they will be issued by WMG, not the Company. The issuance of the Notes is expected to close on June 28, 2018, subject to customary closing conditions.

Pursuant to certain of the Agreements, a limited number of holders of WMG’s existing 2.00% cash convertible senior notes due 2020 (the “Existing Notes”) have agreed to exchange their Existing Notes for the Notes (the “Exchange”). For each $1,000 principal amount of Existing Notes validly submitted for Exchange, WMG will deliver $1,146.10 principal amount of Notes to the exchanging investor (subject, in each case, to rounding to the nearest $1,000 aggregate principal amount for each such exchanging investor). There will be no separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the closing date of the Exchange, subject to the terms and conditions set forth in the Agreements.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

On June 20, 2018, the Company and WMG entered into cash-settled convertible note hedge transactions with two counterparties, Bank of America, N.A. and JPMorgan Chase Bank, National Association (the “Option Counterparties”), which are expected generally to reduce the net cash payments that WMG may be required to make upon conversion of the Notes to the extent that such cash payments exceed the principal amount of exchanged Notes and the per share market price of the Company’s ordinary shares, par value €0.03 per share (the “Ordinary Shares”), as measured under the terms of the cash convertible note hedge transactions, is greater than the strike price of the cash convertible note hedge transactions, which is initially $33.37, corresponding to the initial conversion price of the Notes, and is subject to anti-dilution adjustments generally similar to those applicable to the conversion rate of the Notes.

On June 20, 2018, the Company also entered into warrant transactions with the Option Counterparties in which the Company agreed to sell the Option Counterparties warrants that are initially exercisable into 20,228,333 Ordinary Shares and subject to adjustment upon the occurrence of certain events. The strike price of the warrants will initially be $40.86 per Ordinary Share, which is approximately 50% above the last reported sale price of the Ordinary Shares on June 20, 2018, as reported on the NASDAQ Global Select Market. The warrant transactions will have a dilutive effect on the Ordinary Shares to the extent that the market price per Ordinary Share, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants.

WMG intends to pay approximately $141 million in the aggregate to the Option Counterparties for the note hedge transactions, and receive approximately $102 million in the aggregate from the Option Counterparties for the warrants, resulting in a net cost to the Company of approximately $39 million.

Aside from the initial payment of a premium to the Option Counterparties of approximately $141 million and subject to the right of the Option Counterparties to terminate the convertible note hedge transactions in certain circumstances, the Company will not be required to make any cash payments to the Option Counterparties under the convertible note hedge transactions and will be entitled to receive from the Option Counterparties an amount of cash, generally equal to the amount by which the market price per Ordinary Share, as measured under the terms of the cash convertible note hedge transactions, is greater than the strike price of the cash convertible note hedge transactions during the relevant valuation period under the cash convertible note hedge transactions. The Company will not receive any additional proceeds if warrants are exercised.

The convertible note hedge transactions and the warrant transactions are each separate transactions, entered into by the Company and WMG with the Option Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

The foregoing description of the convertible note hedge transactions and warrant transactions is qualified in its entirety by reference to call option transaction confirmations relating to the convertible note hedge transactions and the warrant confirmations relating to the warrant transactions with each of the two Option Counterparties, which will be filed as exhibits to a future filing by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Convertible Note Hedge and Warrant Unwind Transactions

In connection with the foregoing transactions, the Company and WMG expect to enter into agreements with the counterparties (the “Existing Option Counterparties”) to WMG’s existing convertible note hedge transactions to terminate a portion of such existing convertible note hedge transactions in a notional amount corresponding to the amount of the existing notes exchanged pursuant to the Exchange (the “Call Spread Unwind Agreements”). Pursuant to the Call Spread Unwind Agreements, the Existing Option Counterparties will also terminate a portion of the Company’s existing warrant transactions with the Existing Option Counterparties in respect of the existing notes with the Existing Option Counterparties.

The foregoing description of the Call Spread Unwind Agreements is qualified in its entirety by reference to the Call Spread Unwind Agreements with each of the three Existing Option Counterparties, which will be filed as exhibits to a future filing by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on June 20, 2018, the Company entered into warrant transactions with each of the Option Counterparties. Pursuant to the warrant transactions, the Company issued warrants to purchase an aggregate maximum amount of 40,456,666 Ordinary Shares with a strike price of $40.86 per share. The number of shares issuable upon exercise of the warrants and the strike price are subject to adjustment under certain circumstances described in the warrants confirmations. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying Ordinary Shares (issuable in the event the market price per Ordinary Shares exceeds the strike price of the warrants on the date the warrants are exercised) have been registered under the Securities Act. Neither the warrants nor such underlying Ordinary Shares may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

On June 21, 2018, the Company issued a press release announcing the pricing of the Notes, entry into the convertible note hedge transactions and warrant transactions, and expected entry into the Call Spread Unwind Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Exchange/Subscription Agreement, dated as of June 20, 2018, among Wright Medical Group N.V., Wright Medical Group, Inc. and Each Investor Party Thereto.

10.2	Form of Subscription Agreement, dated as of June 20, 2018, among Wright Medical Group N.V., Wright Medical Group, Inc. and Each Investor Party Thereto.

99.1	Press Release dated June 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP N.V.

Dated: June 21, 2018	By:	/s/ Lance A. Berry
Lance A. Berry
Senior Vice President and Chief Financial Officer